Exhibit 10.22

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 23, 2012, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Borrower Representative”), the Domestic Subsidiaries of Borrower Representative party hereto as Borrowers (together with Borrower Representative, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Credit Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested (i) that Agent and Lenders temporarily modify the Covenant Testing Trigger Date and (ii) that Agent and Lenders waive the application of certain provisions of the Credit Agreement as they may apply to the execution and delivery of a Guaranty by SK Financial Services Corp. (“SK”), dated as of the date hereof (the “SK/Cerberus Guaranty”) in favor of the Second Lien Agent;

WHEREAS, in connection therewith, the Loan Parties, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Loan Parties set forth in Section 7 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Covenant Testing Trigger Date” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Covenant Testing Trigger Date - means any day that Excess Availability is less than 12.5% of the Maximum Revolver Amount (other than during the Availability Modification Period).

(b) The definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended to delete the phrase “any Acquisition effected with the consent and approval of the board of directors” appearing therein and replace it with the following: “any Acquisition (other than an Acquisition effected during the Availability Modification Period) effected with the consent and approval of the board of directors”.

(c) Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions in the proper order alphabetically:

Availability Modification Period - the period commencing on March 26, 2012 and ending upon the earliest of (i) the occurrence of any Event of Default, (ii) any date on which Excess Availability is less than $5,000,000, (iii) any termination or cancellation of, or reduction in the amount available to be drawn on (as a result of a draw or otherwise), the Sun Letter of Credit, (iv) any date on which the Sun Guaranty ceases to be in full force and effect or any party thereto challenges the validity thereof and (v) April 28, 2012.

Sun Guaranty - that certain Guaranty dated as of March 23, 2012 made by SK Financial Services Corp. in favor of Agent.

Sun Letter of Credit - a standby letter of credit with an expiration date of no earlier than May 31, 2012 and a face amount of $20,000,000 issued by Bank of Montreal to Agent on behalf of SK Financial Services Corp.

(d) The first sentence Section 2.1.7 of the Credit Agreement is hereby amended to delete the phrase “Borrowers may, by written notice to Agent” appearing therein and replace it with the following: “Borrowers may, at any time other than during the Availability Modification Period, by written notice to Agent”

(e) The first sentence of Section 8.1 of the Credit Agreement is hereby amended to delete the phrase: “provided that, if at any time Excess Availability is less than 12.5% of the Maximum Revolver Amount and, thereafter, so long as Borrowers do not maintain an average daily Excess Availability (measured as of the close of business of each Business Day) in excess of 12.5% of the Maximum Revolver Amount for a period of two (2) consecutive fiscal months” and replace it with the following:

“provided that, (i) if at any time Excess Availability is less than 12.5% of the Maximum Revolver Amount and, thereafter, so long as Borrowers do not maintain an average daily Excess Availability (measured as of the close of business of each Business Day) in excess of 12.5% of the Maximum Revolver Amount for a period of two (2) consecutive fiscal months and (ii) at all times during the Availability Modification Period,”

(f) Section 10.2.8(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Exercise its option to make cash payments of interest in respect of the Last Out Term Loan at any time during the Availability Modification Period or if an Event of Default exists or would be caused thereby or make any cash payments of interest in respect of the Last Out Term Loan except as provided in the Last Out Term Loan Agreement as in effect on the date hereof.”

(g) Section 10.2.17 of the Credit Agreement is hereby amended to amend and restate clauses (g) and (h) thereof in their entirety as follows:

“(g) at any time other than during the Availability Modification Period, payment of management fees and customary and reasonable fees for management consulting services to Sun Capital Partners Management V, LLC pursuant to Section 2 of the Management Services Agreement; provided that (i) no Event of Default has occurred and is continuing at the time of any such payment thereof or would result after giving effect thereto and (ii) Availability after giving effect to such payment is greater than $25,000,000 (it being understood that any management fees which may not be paid pursuant to the foregoing conditions set forth in this proviso may accrue and be paid at such time as such conditions would be satisfied after giving effect to such payment), and (h) at any time other than during the Availability Modification Period, payment of indemnities and reimbursements of reasonable out-of-pocket fees and expenses incurred by Sun Capital Partners Management V, LLC in connection with the performance of the services under the Management Services Agreement; provided that this clause (h) shall not limit reimbursement of Sun Capital Partners Management V, LLC or its affiliates for compensation paid by Sun Capital Partners Management V, LLC or its affiliates to the “performance improvement team” assisting the Borrower Representative in an amount not to exceed $500,000 in any Fiscal Year”.

3. Waiver.

(a) Subject to the terms and conditions contained herein, the Agent and the Lenders hereby waive application of Section 10.1.10 of the Credit Agreement, as such section may apply to the execution and delivery of the SK/Cerberus Guaranty in favor of the Second Lien Agent, provided that the conditions to the effectiveness of this Waiver described in Section 6 below are satisfied.

(b) By its signature below, SK agrees that any and all subrogation rights of SK under the SK/Cerberus Guaranty following any payment by SK to the Second Lien Agent thereunder are fully subordinated to the prior payment in full in cash of all Obligations under the Credit Agreement. Accordingly, to the extent SK is entitled to exercise any subrogation rights under the SK/Cerberus Guaranty, SK agrees that it shall not take any action in respect of such subrogation rights until all Obligations (other than contingent indemnity obligations for which a claim has not been asserted) have been paid in full in cash.

4. Continuing Effect. Except as expressly set forth in Section 2 or 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5. Reaffirmation and Confirmation; Covenant. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. The Loan Parties agree that during the Availability Modification Period they shall provide collateral reporting on a weekly basis. Failure to comply with the foregoing agreement shall constitute an immediate Event of Default.

6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment;

(b) Agent shall have received the Sun Letter of Credit, in the form attached hereto as Exhibit A;

(c) Agent shall have received the Sun Guaranty, in the form attached hereto as Exhibit B, together with an opinion of counsel in form and substance satisfactory to Agent and a copy of the corresponding guaranty executed in favor of the Second Lien Agent;

(d) Agent shall have received payment of an amendment fee in the amount of $50,000 in immediately available funds; and

(e) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8. Other Agreements.

(d) Application of LC Draws. If Agent receives any payment in respect of the Sun Guaranty, including any proceeds from a draw on the Sun Letter of Credit, such payment shall be applied as set forth in Section 5.6 of the Credit Agreement.

(e) Cash Dominion. The Loan Parties acknowledge and agree that, as a result of Excess Availability being less than 12.5% of the Maximum Revolver Amount, as of the date hereof there exists a Cash Dominion Period pursuant to Section 8.5 of the Credit Agreement, which shall remain in effect until the time that such Cash Dominion Period ends pursuant to the terms of Section 8.5 of the Credit Agreement.

(f) Limit on Cash-Pay Interest. Each Loan Party and each Last-Out Term Lender agree and acknowledge that the Loan Parties shall not exercise their option to make cash payments of interest in respect of the Last Out Term Loan at any time during the Availability Modification Period.

9. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Credit Agreement. The Loan Parties further agree to reimburse Agent for expenses incurred by Agent in connection with a collateral audit of the Loan Parties to be conducted in April, 2012, notwithstanding any limitations on such reimbursement set forth in Section 10.1.1(b) of the Credit Agreement. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY
KELLWOOD FINANCIAL RESOURCES, INC.
(formerly known as Newkell, Inc.)
KWD HOLDINGS, INC.
PHAT FASHIONS LLC
PHAT LICENSING LLC
ZOBHA, LLC
MEOW INC.
BETH’S BOUTIQUE, LLC
AMERICAN RECREATION PRODUCTS, INC.
SIERRA DESIGNS ACQUISITION CORPORATION
ROYAL ROBBINS, INC.

By:	/s/ Adrian Kowalewski
Name:	Adrian Kowalewski
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement

AGENT AND LENDERS:

WELLS FARGO, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Robert Bernier

Name:	ROBERT BERNIER
Title:	VICE PRESIDENT

Amendment No. 1 to Credit Agreement

PNC BANK, N.A., as Lender

By:	/s/ Mark Herdman

Name:	Mark Herdman
Title:	Vice President

Amendment No. 1 to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans

Name:	Mary E. Evans
Title:	Associate Director

By:	Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director

Amendment No. 1 to Credit Agreement

Agreed and acknowledged with respect to Section 7(c):

SUN KELLWOOD FINANCE, LLC

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

SCSF KELLWOOD FINANCIAL, LLC

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

Amendment No. 1 to Credit Agreement

Agreed and acknowledged with respect to Section 3(b):

SK FINANCIAL SERVICES CORP.

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

Amendment No. 1 to Credit Agreement

EXHIBIT A

See attached.

Bank of Montreal, Chicago, Illinois
STANDBY/LETTERS OF CREDIT
C/O 234 Simcoe Street
3rd Floor
Toronto, Ontario M5T 1T4
Canada
Tel: 1-877-801-0414
Fax: 1-877-801-7787
SWIFT: BOFMUS4X

Irrevocable

Standby Letter of Credit No.: [On file with the Company]

Date Issued: March 21, 2012	DRAFT

Beneficiary:

Wells Fargo Bank, N.A., as Administrative Agent

2450 Colorado Avenue

Suite 3000W

Santa Monica, CA 90404

Applicant:

SK Financial Services Corp.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Amount: Twenty Million and 00/100’s United States Dollars (USD20,000,000.00)

Expiry Date: March 21, 2013

We hereby issue our Irrevocable Standby Letter of Credit No. [On file with the Company] (“Letter of Credit”) in your favor as Beneficiary. This Letter of Credit is available by sight payment with ourselves only against presentation at Bank of Montreal, 111 West Monroe Street, 17th Floor West, Chicago, IL 60603 of the following documentation:

1. A sight draft drawn on us, purportedly signed by an authorized representative or officer of the Beneficiary, marked: “Drawn under Bank of Montreal Irrevocable Standby Letter of Credit No. [On file with the Company] dated March 21, 2012.”

[On file with the Company]	Page 1 of 6

Bank of Montreal, Chicago

2. A dated statement purportedly signed by an authorized representative or officer of the Beneficiary stating one or more of the following:

(a) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that one or more Events of Default (as defined in the Credit Agreement referred to below) exist. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

OR

(b) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that Excess Availability (as defined in the Credit Agreement referred to below) has been less than $5,000,000 on one or more days during the period commencing March 22, 2012 and ending April 28, 2012. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

OR

(c) “The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that Excess Availability (as defined in the Credit Agreement referred to below) has been less than USD20,000,000 on one or more days during the period commencing April 28, 2012 and ending March 21, 2013. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

OR

(d) The undersigned being a duly authorized representative or officer of Wells Fargo Bank, N.A., a national banking association (“Beneficiary”), hereby represents and warrants that the date of this draw is on or after May 14, 2012 and the Fixed Charge Coverage Ratio (as defined in the Credit Agreement referred to below) for the 12 month period ending March 31, 2012 was less than 1.00 to 1.00. “Credit Agreement” means that certain Credit Agreement, dated as of October 19, 2011 (as amended from time to time, the “Credit Agreement”), among Kellwood Company and certain of its subsidiaries, the lenders party thereto, and the Beneficiary as administrative agent for such lenders.”

Partial drawings are permitted.

This Letter of Credit shall be deemed automatically extended without an amendment for a one year period from the present expiration date hereof, and upon each anniversary of such date, unless at least thirty (30) days prior to any such expiration date we have sent to Beneficiary written notice by courier service or overnight mail that we elect not to permit this Letter of Credit to be so extended beyond, and it will then expire on its then current expiry date. No presentation made under this Letter of Credit after such expiry date will be honored.

[On file with the Company]	Page 2 of 6

Bank of Montreal, Chicago

This Letter of Credit shall finally expire on the earlier of (i) the Beneficiary’s return of this Letter of Credit to us without any draw request or (ii) March 21, 2013, if it has not previously expired in accordance with the preceding sentence.

This Letter of Credit is transferable successively in its entirety only up to the then available amount in favor of any nominated transferee (“Transferee”), provided, however, such transfer to such Transferee in compliance with then applicable law and regulations, including but not limited to the regulations of the U.S. Department of Treasury and U.S Department of Commerce. At the time of transfer, the original Letter of Credit and original Amendment(s), if any, must be surrendered to us together with our Letter of Transfer documentation (in the form of Annex A attached hereto).

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not be modified, amended or amplified by any document, instrument or agreement referred to in this Letter of Credit, in which this Letter of Credit is referred to or to which this Letter of Credit relates.

Except as stated herein, this Letter of Credit is not subject to any condition or qualification and is our individual obligation which is in no way contingent upon reimbursement or any right of subrogation. We irrevocably waive any and all rights of subrogation, whether as provided by statute or otherwise, now or hereafter that might, but for such waiver, exist, in respect to this Letter of Credit or any payment we make under it, as to the Applicant, you, or the transaction between you and the Applicant. We further give irrevocable notice that we are not now and will not be the secondary obligor or co-obligator of Applicant’s obligations and liabilities to you for any purpose. Our obligations to you under this Letter of Credit are our primary obligations and are strictly as stated herein.

A copy of Letter of Credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side. If the original Letter of Credit is presented, it will be returned to the Beneficiary unless it is fully utilized. Fax drawings are acceptable.

All charges under this Letter of Credit including transfer commission are for the account of the Applicant.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation and delivery to Bank of Montreal, 111 West Monroe Street, 17th Floor West, Chicago, IL 60603 or by facsimile to 1-877-801-7787. Documents are to be sent in one lot by courier service, overnight mail, hand delivery or facsimile.

Except as otherwise specified herein, this Letter of Credit is subject to the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 600).

[On file with the Company]	Page 3 of 6

Bank of Montreal, Chicago

THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Signing Officer	Authorized Signing Officer

[On file with the Company]	Page 4 of 6

Bank of Montreal, Chicago

THIS IS AN INTEGRAL PART OF STANDBY LETTER OF CREDIT NO. [On file with the Company] AND MUST BE ATTACHED THERETO.

Annex A to Letter of Credit No. [On file with the Company]

REQUEST FORM FOR FULL TRANSFER

(Transfer Form to be prepared on beneficiary’s letter head)

BANK OF MONTREAL

111 WEST MONROE STREET

17TH FLOOR WEST

CHICAGO, IL 60603

DATE:	BANK OF MONTREAL REFERENCE

RE LC# ISSUED BY

DEAR SIR/MADAM:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS OF TRANSFEREE

OTHER TRANSFEREE INFORMATION

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRNASFEREE WITHOUT NECESSITY OF ANY CONSENT OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

[On file with the Company]	Page 5 of 6

Bank of Montreal, Chicago

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO TRANSFER THE LETTER OF CREDIT AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATION

BENEFICIARY’S NAME AS PER L/C

SIGNATURE OF BENEFICIARY

BENEFICIARY’S BANK

BENEFICIARY’S BANK AUTHORIZED SIGNATURE

[On file with the Company]	Page 6 of 6

EXHIBIT B

See attached.

LIMITED GUARANTY

LIMITED GUARANTY, dated as of March 23, 2012 (this “Guaranty”), made by SK Financial Services Corp., in favor of each of the Lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and Wells Fargo Bank, National Association, a national banking association, as administrative agent for the Lenders under the Credit Agreement (in such capacities, together with any successors and assigns, if any, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Lenders and the Agent are parties to (i) that certain Credit Agreement, dated as of October 19, 2011 (as amended or modified from time to time, including pursuant to the First Amendment (as defined below)), the “Credit Agreement”), by and among the Lenders, the Agent, Kellwood Company, a Delaware corporation (“Kellwood”) and each of Kellwood’s Domestic Subsidiaries (as defined in the Credit Agreement) from time to time party thereto as Borrowers or Guarantors (such Domestic Subsidiaries, together with Kellwood, each a “Loan Party”, and collectively, the “Loan Parties”) and (ii) that certain Amendment No. 1 to Credit Agreement, dated as of the date hereof (the “First Amendment”), by and among the Lenders party thereto, the Agent and the Loan Parties;

WHEREAS, as a condition to executing the First Amendment, the Loan Parties are required to cause the Guarantor to execute and deliver to the Agent, for the benefit of the Agent and the Lenders, this Guaranty; and

WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty benefit, and are within the purposes and in the business interests of, the Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to maintain the Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and to enter into the First Amendment, the Guarantor hereby agrees with Agent as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) As used in this Guaranty, the following terms have the meanings set forth below:

(i) “Sun Letter of Credit” means that certain standby letter of credit no. [on file with the company] issued by Bank of Montreal to Agent on behalf of SK Financial Services Corp.

(ii) “Termination Date” means, subject to Section 3(c), the earliest date on which (x) all the Loans and the other Obligations (other than contingent indemnity obligations for which a claim has not been asserted) shall have been paid in full in cash and the Credit Agreement and the other Loan Documents shall have been terminated.

SECTION 2. Guaranty.

(a) Subject to Section 2(b) below, the Guarantor unconditionally and irrevocably (i) guarantees the payment of the Obligations by the Loan Parties, whether for principal, interest, fees, expense reimbursements (including, without limitation, all interest, fees and expense reimbursements that accrue after the commencement of any insolvency proceeding of any Loan Party, whether or not a claim for post filing interest, fees or expense reimbursements are allowed in such proceeding), commissions, indemnifications or any other Obligation (such obligations being the “Guaranteed Obligations”) and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations, and would be owed by the Loan Parties to the Agent and the Lenders under the Credit Agreement or any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Loan Parties. Notwithstanding the foregoing, in no event shall the obligations of the Guarantor under clause (i) of Section 2(a) exceed $20,000,000. For purposes of determining the amount guaranteed hereunder, repayments of the Guaranteed Obligations from any source other than the Guarantor or a draw on the Sun Letter of Credit shall be applied first to the Guaranteed Obligations in excess of $20,000,000 and to the extent applied to such excess shall not reduce or affect the Guaranteed Obligations guaranteed by the Guarantor hereunder.

(b) Notwithstanding anything contained herein to the contrary, Agent agrees that (i) it will not make any demand for payment on this Guaranty or the Sun Letter of Credit during the Availability Modification Period, (ii) to the extent it intends to seek payment in respect of the Guaranteed Obligations after the Availability Modification Period, it shall first make a demand under the Sun Letter of Credit as payment of such Guaranteed Obligations and thereafter may make a demand for payment under this Guaranty only if the Guaranteed Obligations have not otherwise been paid in full in cash with the proceeds of such Sun Letter of Credit, and (iii) the proceeds of a draw under the Sun Letter of Credit received by Agent that are applied to the Guaranteed Obligations shall reduce, dollar for dollar, Guarantor’s liability under Section 2(a)(i) of this Guaranty. Guarantor acknowledges and agrees that (i) nothing herein shall be construed to limit the Agent’s right to draw on the Sun Letter of Credit pursuant to the terms thereof or require the Agent to make any demand hereunder prior to making any such draw, and (ii) no lack of validity or enforceability hereof, termination hereof or any other defense the Guarantor may have against collection hereunder shall have any effect on the Agent’s rights pursuant to the Sun Letter of Credit.

SECTION 3. Guaranty Absolute: Continuing Guaranty.

(a) The Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto. The Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Agent or any Lender to any Collateral. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv) the existence of any claim (other than payment of in full of the Guaranteed Obligations), set-off, defense or other right that the Guarantor may have at any time against any Person, including, without limitation, the Agent or any Lender;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

(b) This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date, provided that the obligations of each the Guarantor set forth in Section 5 shall continue to survive the termination of this Guaranty.

(c) Notwithstanding anything to contrary set forth herein (including without limitation, Section 3(b) above), this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any the Guarantor under this Guaranty is rescinded or must otherwise be returned by the Agent, any Lender or any other Person to the Guarantor or a Loan Party, all as though such payment had not been made.

SECTION 4. Waivers. The Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, (ii) any requirement that the Agent or any Lender exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) other than as set forth in Section 2(b), any right to compel or direct the Agent or any Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral, (iv) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person or any Collateral, and (v) any other defense available to the Guarantor. The Guarantor agrees that neither Agent nor any Lender shall have any obligation to marshal any assets in favor of the Guarantor or against, or in payment of, any or all of the Obligations. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the Loan Documents and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and any Lender against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until (a) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than unasserted contingent indemnification obligations), and (b) the Termination Date shall have occurred. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than unasserted contingent indemnification obligations) and the Termination Date shall have occurred, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the applicable Lenders, to be credited and applied to the applicable Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Agent or any Lender, of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full (other than unasserted contingent indemnification obligations) and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from the payment by the Guarantor.

SECTION 6. Representations, Warranties and Covenants. The Guarantor hereby represents and warrants to the Agent and the Lenders as follows:

(a) The Guarantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization as set forth on the first page hereof, (ii) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and to consummate the transactions contemplated hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except to the extent failure to be so qualified would not reasonably be expected to result in an Material Adverse Effect.

(b) The execution, delivery and performance by the Guarantor of this Guaranty (i) has been duly authorized by all necessary corporate action on the part of the Guarantor, (ii) does not and will not contravene its certificate of incorporation or bylaws, or any applicable law or any material contractual restriction binding on or otherwise affecting the Guarantor or any of its properties, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which in the case of clause (iv) could not reasonably be expected to have a material adverse effect upon the Guarantor.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty except, those which have been obtained on or prior to the date hereof.

(d) This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general equitable principles relating to enforceability.

(e) (i) There is no pending or, to the knowledge of the Guarantor, threatened action, suit or proceeding affecting the Guarantor or its properties before any court or other Governmental Body or any arbitrator that (A) if adversely determined, could reasonably be expected to have a material adverse effect upon the Guarantor or (B) relates to this Guaranty or any transaction contemplated hereby and (ii) as of the date hereof, the Guarantor does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(f) The Guarantor (i) has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Loan Parties, and has no need of, or right to obtain from the Agent or any Lender, any credit or other information concerning the affairs, financial condition or business of the Loan Parties that may come under the control of the Agent or any Lender.

SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provisions of the Credit Agreement.

SECTION 8. CONSENT TO JURISDICTION: SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA LOCATED IN COOK COUNTY, ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO, IN THE CASE OF THE GUARANTOR, AT 5200 TOWN CENTER CIRCLE, #600, BOCA RATON, FLORIDA 33489 AND, IN THE CASE OF THE AGENT, AT THE ADDRESS FOR NOTICES AS SET FORTH IN THE CREDIT AGREEMENT. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY

ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 9. WAIVER OF JURY TRIAL, ETC. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

SECTION 10. Miscellaneous.

(a) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Agent, for the benefit of the Agent and the Lenders, at such address specified by the Agent from time to time by notice to the Guarantor.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, The rights and remedies of the Agent and the Lenders provided herein and in the Credit Agreement and the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under the Credit Agreement and the other Loan Documents against any party thereto are not conditional or contingent on any attempt by the Agent or any Lender to exercise any of their rights under the Credit Agreement or such other Loan Document against such party or against any other Person.

(d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Agent and the Lenders hereunder, to the benefit of (and be enforceable by) the Agent and the Lenders and their respective successors, pledgees, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by the Credit Agreement, any Lender may pledge, assign or otherwise transfer all or any part of its rights and obligations under the Credit Agreement or the other Loan Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. The Guarantor agrees that each participant shall be entitled to the benefits of this Section 10 with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agents.

(f) This Guaranty and the other Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT OT FEDERAL LAWS RELATING TO NATIONAL BANKS).

(i) Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty; provided, that the Guarantor also shall promptly deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

SK FINANCIAL SERVICES CORP.

By:	/s/ Michael J. McConvery

Name:	Michael J. McConvery
Title:	Vice President

Signature Page to Limited Guaranty